UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 27, 2006

Enesco Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	001-09267	04-1864170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

225 Windsor Drive, Itasca, Illinois		60143
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	630-875-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously announced by Enesco Group, Inc. (the "Company"), Anne-Lee Verville will retire as Chairman and as a member of the Board of Directors on June 30, 2006. In connection with Ms. Verville's retirement, on June 27, 2006 the Board of Directors of the Company approved the appointment of Leonard A. Campanaro as Chairman of the Board effective upon Ms. Verville’s retirement. Mr. Campanaro, who has been a member of the Board of Directors since 2005, currently serves as Chairman of the Audit Committee.

Mr. Campanaro is a retired Chief Financial Officer and Senior Vice President of Armstrong Industries, Inc., serving as such from April 2001 through December 2004. He was formerly President, Chief Operating Officer and Director of Harsco Corporation from January 1998 until July 2000. Mr. Campanaro has been a member of the Board of Directors and Chairman of the Audit Committee of School Board Insurance Company of Pennsylvania since September 2005.

A copy of the press release concerning Ms. Verville’s retirement and Mr. Campanaro's appointment as Chairman is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d). Exhibits.

Exhibit 99.1 Enesco Group, Inc. press release dated June 28, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enesco Group, Inc.

June 29, 2006	By:	/s/ Charles E. Sanders

Name: Charles E. Sanders
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Enesco Group, Inc. press release dated June 28, 2006.